Exhibit 99.1

Gelesis®, the Maker of Plenity® for Weight Management, Will Debut as a Publicly Traded Company Following the Closing of its Business Combination with Capstar

Proceeds from this transaction will be used to further support the national launch of Plenity

Gelesis will begin trading on the New York Stock Exchange as “GLS” on Friday, January 14, 2022 and will ring the opening bell on Tuesday, January 18

BOSTON, MA & AUSTIN, TX, January 13, 2022 – Gelesis, the maker of Plenity®, an FDA-cleared weight management approach, announced today the completion of its business combination with Capstar Special Purpose Acquisition Corp. (NYSE: CPSR) (“Capstar”). The publicly traded company will be known as Gelesis Holdings, Inc. (“Gelesis” or “the Company”) and will commence trading on the New York Stock Exchange under the ticker symbol “GLS” on January 14, 2022.

Both Gelesis Inc. and Capstar shareholders voted to approve the business combination. The transaction generated approximately $105 million in gross proceeds, which will be mainly used to support the broad launch of Plenity.

“We have developed the science and support to help make a difference in the lives of millions of Americans who struggle with their weight, many of whom have never had a prescription option before,” said Yishai Zohar, founder and CEO of Gelesis. “The closing of this transaction allows us to accelerate our efforts to bring forward this innovative and FDA cleared solution to help people achieve their weight goals. Approximately 71 million Americans gained weight during the pandemic and 51% of all Americans wanted to lose weight this past year1. We are proud to have taken Plenity from inception and to now be in the position to make it more broadly available for them. We look forward to executing on our plans and delivering value for our shareholders.”

Plenity is transforming weight management with a clinically proven approach inspired by raw vegetables. Plenity is designed to help people feel satisfied with smaller portions so they can eat less and lose weight, while enjoying foods they love as part of a reduced calorie diet. It is FDA-cleared to aid in weight management in adults with excess weight or obesity, as defined by a Body Mass Index (BMI) of 25 to 40 kg/m², when used in conjunction with diet and exercise. It is taken orally as three capsules with 16 ounces of water twice a day, 20 minutes before lunch and dinner. If a dose is missed, it can be taken with the meal or immediately after. Plenity is not a drug; it is non-systemic and not habit forming. Plenity instead uses a novel biomimetic approach inspired by the composition and mechanical properties of vegetables that makes adults feel fuller faster and longer with smaller portions. In clinical trials, 6 out of 10 adults had clinically meaningful weight loss (on average they lost 22 pounds) and the safety profile was similar to placebo.

Plenity is available by prescription via a free telehealth consultation, with unlimited follow-up visits as needed, or through a traditional healthcare provider experience. The pandemic continues to prove out the importance of convenient access to healthcare, and the Plenity experience—including both the digital model and the strong efficacy to safety profile—is built to address that. Visit MyPlenity.com to start an online consultation or talk to one’s own doctor about whether Plenity is right for you. A Plenity subscription costs $98 for a four-week supply ($1.75 per meal) and, if prescribed, the product arrives in two business days.

1 Extrapolated from 246,324,983 Americans aged 18+ based on an online survey conducted Oct 26-Nov 3 by Kelton Global on behalf of Gelesis.

Important Safety Information about Plenity

●	Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
●	To avoid impact on the absorption of medications:
o	For all medications that should be taken with food, take them after starting a meal.
o	For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
●	The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.
●	Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Advisors

Citi served as exclusive financial advisor to Gelesis and Goodwin Procter LLP served as legal counsel to Gelesis. UBS Investment Bank served as exclusive financial and lead capital markets advisor to Capstar and Kramer Levin Naftalis & Frankel LLP served as its legal counsel.  UBS Investment Bank and Citi served as private placement agents to Capstar with respect to the PIPE financing. Winston & Strawn LLP served as counsel to the placement agents. BTIG, LLC also served as a capital markets advisor to Capstar.

About Gelesis

Gelesis is a consumer-centered biotherapeutics company advancing a novel category of treatments for weight management and gut related chronic diseases. Our non-systemic superabsorbent hydrogels are the first and only made entirely from naturally derived building blocks, and they are inspired by the composition (i.e., water & cellulose) and mechanical properties (e.g., elasticity or firmness) of raw vegetables. They are conveniently administered in capsules to create a much larger volume of small, non-aggregating hydrogel pieces that become an integrated part of the meals, and act locally in the digestive system. Our portfolio includes Plenity®, an FDA-cleared product to aid in weight management, as well as potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, the competitive environment in which Gelesis operates, the expected future operating and financial performance and market opportunities of Gelesis and statements regarding Gelesis’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis and Capstar assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis and Capstar give no assurance that any expectations set forth in this press release will be achieved. Various factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the size, demand and growth potential of the markets for Plenity®, Gelesis’ other product candidates and its ability to serve those markets; (ii) the degree of market acceptance and adoption of Gelesis’ products; (iii) Gelesis’ ability to develop innovative products and compete with other companies engaged in the weight loss industry; (iv) Gelesis’ ability to complete successfully the full commercial launch of Plenity® and its growth plans, including new possible indications and the clinical data from ongoing and future studies about liver and other diseases; (v) failure to realize the anticipated benefits of the business combination, including as a result of a delay or difficulty in integrating the businesses of Capstar and Gelesis; (vi) the amount of redemption requests made by Capstar shareholders; (vii) the ability of Capstar or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the proposed business combination or in the future; (viii) the outcome of any legal proceedings that may be instituted against Capstar, Gelesis, the combined company or others following the announcement of the proposed business combination and any definitive agreements with respect thereto; (ix) the ability to meet stock exchange listing standards at or following the consummation of the proposed business combination; (x) the risk that the proposed business combination disrupts current plans and operations of Gelesis as a result of the announcement and consummation of the proposed business combination, and as a result of the post-transaction company being a publicly listed issuer; (xi) the regulatory pathway for Gelesis’ products and responses from regulators, including the FDA and similar regulators outside of the United States, (xii) the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Gelesis’ management and key employees; (xiii) costs related to the proposed business combination, including costs associated with the post-transaction company being a publicly listed issuer; (xiv) changes in applicable laws or regulations; (xv) the possibility that Gelesis or the combined company may be adversely affected by other economic, business, regulatory and/or competitive factors; (xvi) Gelesis’ estimates of expenses and profitability; (xvii) ongoing regulatory requirements, (xviii) any competing products or technologies that may emerge, (xix) the volatility of the telehealth market in general, or insufficient patient demand; (xx) the ability of Gelesis to defend its intellectual property and satisfy regulatory requirements; (xxi) the impact of the COVID 19 pandemic on Gelesis’ business; (xxii) the limited operating history of Gelesis; and (xxiii) those factors discussed in Capstar’s final prospectus dated July 6, 2020, Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Registration Statement on Form S-4, in each case, under the heading “Risk Factors”, and other documents of Capstar filed, or to be filed, with the SEC, by Capstar. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Contacts

Media Relations

Katie Sullivan

ksullivan@gelesis.com

Investor Relations

Lynne Collier, ICR

lynne.collier@icrinc.com

Source: Gelesis, Inc.